EXHIBIT 23(G)(IX) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K
                                   SCHEDULE I
                       CERTIFICATE OF AUTHORIZED PERSONS
                  (HUNTINGTON - ORAL AND WRITTEN INSTRUCTIONS)


       The undersigned hereby certifies that he/she is the duly elected and acting Chief Investment Officer of The Huntington National Bank ("Huntington"), and further certifies that the following officers or employees of Huntington have been duly authorized to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Foreign Custody Agreement between Huntington and Custodian dated June 23, 2006, and that the signatures appearing opposite their names are true and correct:


 Richard P. Shea Senior Vice President /s/ Richard P. Shea
 Name            Title                 Signature
 Mary L. Rinaldi Section Manager       /s/ Mary L. Rinaldi
 Name            Title                 Signature
 Tammy Mowery    Section Manager       /s/ Tammy Mowery
 Name            Title                 Signature
 Traci Barton    Section Manager       /s/ Tracy S. Barton
 Name            Title
                                       Signature

 Name            Title                 Signature

 Name            Title                 Signature

 Name            Title                 Signature
       This certificate supersedes any certificate of Authorized Persons you may currently have on file.


       [seal]                                  By:  /s/ B. Randolph Bateman



                                        Title:  Chief Investment Officer

Date:  June 23, 2006